Exhibit 99.1

David Campbell Joins Vistra Energy as Chief Financial Officer

IRVING, Texas, May 28, 2019 — Vistra Energy Corp. (NYSE: VST) today announced the appointment of respected energy industry veteran David A. Campbell as executive vice president and chief financial officer, effective June 5, 2019. Mr. Campbell replaces outgoing CFO, J. William “Bill” Holden, who has announced his resignation to pursue other opportunities. Mr. Campbell, who has previously worked for Vistra’s predecessor companies, will report to Vistra’s chief executive officer, Curt Morgan, and will assume broad responsibility for the company’s accounting, risk, internal audit, treasury, tax, planning, and investor activities.

“David is a strategic, results-oriented leader with deep industry and capital markets experience. He will be a valuable addition to Vistra’s executive team,” Mr. Morgan commented. “His familiarity with the industry and much of Vistra’s business will enable him to hit the ground running. We are eager to welcome David to the Vistra team as we continue to focus on execution in 2019, and we look forward to his contributions to our continued growth and success in the years ahead.”

“Under Curt’s leadership, Vistra has transformed its business and the industry,” said Mr. Campbell. “The company is well-positioned and now is the right time for me to join the team to help take the enterprise to the next level. I am excited about the future for Vistra.”

Mr. Campbell most recently served as the president and chief executive officer of InfraREIT, Inc., a transmission and distribution utility structured as a real estate investment trust, from August 2014 through May 2019. Prior to his role at InfraREIT, he was president and chief operating officer of Bluescape Resources, an energy-focused investment company. Mr. Campbell also previously served as chief executive officer of Luminant when it was a subsidiary of Vistra’s predecessor parent company, Energy Future Holdings. He originally joined TXU Corp., the predecessor to EFH, in 2004 as executive vice president of corporate planning, strategy, and risk, and became chief financial officer of TXU in 2006. Prior to joining TXU, Mr. Campbell was a principal in the Dallas office of McKinsey & Company, where he led the Texas and Southern Region hubs of McKinsey’s corporate finance and strategy practice.

Mr. Campbell holds a bachelor’s degree from Yale University, a juris doctorate from Harvard Law School, and a master’s degree from Oxford University, where he studied as a Rhodes Scholar.

Media

Meranda Cohn

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Analysts

Molly Sorg

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Vistra Energy – Press Release

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 5,400 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, solar, and battery storage facilities. The company is currently developing the largest battery energy storage system of its kind in the world – a 300-MW/1,200-MWh system in Moss Landing, California.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the merger will not be fully realized or may take longer than expected to realize); (iii) actions by credit ratings agencies, (iv) with respect to the proposed Crius acquisition, (x) the ability of the parties to obtain all required approvals, (y) the parties ability to otherwise successfully consummate the transaction, and (z) for Vistra to successfully integrate the Crius business as currently projected, and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s annual report on Form 10-K for the year ended December 31, 2018 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.